Exhibit 35.4


                GSAA Home Equity Trust, Pass-Through Certificates

                 OFFICER'S ANNUAL CERTIFICATION AS TO COMPLIANCE

GS MORTGAGE SECURITIES CORP. (as Depositor)
85 Broad Street
New York, NY 10004
Attn: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager

PRICEWATERHOUSECOOPERS LLP (on behalf of Depositor)
222 Lakeview Avenue, Suite 360
West Palm Beach, FL 33401
Attn: Jonathan Collman

DEUTSCHE BANK NATIONAL TRUST COMPANY (as Trustee)
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attn: Katie Wannenmacher

CIFG ASSURANCE NORTH AMERICA, INC. (as Certificate Insurer)
825 Third Avenue 6th Floor
New York, NY 10022
Attn: General Counsel

      I, John C. Beggins, hereby certify to the foregoing addressees that I am the duly elected and acting President and Chief Executive Officer of Specialized Loan Servicing LLC ("SLS"), and pursuant to Section 3.22 of the Pooling and Servicing Agreement, by and among GS Mortgage Securities Corp., as Depositor; Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee; Wells Fargo Bank, National Association, as Master Servicer and CIFG Assurance North America, Inc., as Certificate Insurer (the "Pooling and Servicing Agreement"); certify further as follows:

            I have carefully reviewed of the activities of SLS during the calendar year 2007 and its performance under the Pooling and Servicing Agreement and to the best of my knowledge, based on such review, SLS has fulfilled all of its obligations under the Pooling and Servicing Agreement throughout such year, except as set forth on the attached Schedule A with respect to the deals serviced by SLS listed on the attached Schedule B.

      IN WITNESS WHEREOF, I have hereunto signed my name as of the 10th day of March, 2008.

                                       SPECIALIZED LOAN SERVICING LLC


                                       By: /s/ John C. Beggins
                                           -------------------------------------
                                           John C. Beggins
                                           President and Chief Executive Officer

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                                   SCHEDULE A
                                   ----------

       Servicer Compliance Defaults under Pooling and Servicing Agreement

A Specialized Loan Servicing LLC ("SLS") Event of Default was trigged under
Section 7.01(m) of the Pooling and Servicing Agreement ("PSA") for which SLS notified the Depositor who determined not to enforce the Event of Default. Other than this default, there have been no material defaults by SLS in the fulfillment of its obligations under the PSA with respect to the GSAA Home Equity Trust Series listed on the attached Schedule B during the 2007 calendar year, except to the extent that any material defaults have been reported in the following reports delivered by SLS pursuant to the PSA: (i) the Regulation AB Assessment of Compliance and (ii) an annual Attestation Report prepared by the company's registered public accounting firm delivered pursuant to Section 3.23 of the PSA (a copy of each of which is attached hereto).

                                   SCHEDULE B
                                   ----------

GSAA 2007-S1